EXHIBIT 10.2

ASSIGNMENT

This Assignment is made as of the 25th day of March, 2011 by INLAND REAL ESTATE ACQUISTIONS, INC., a Delaware corporation (“Assignor”) to and for the benefit of INLAND DIVERSIFIED VIRGINIA BEACH LANDSTOWN, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Agreement of Purchase and Sale dated November 18, 2010, as amended (the “Agreement”) by and between Mountain Ventures Virginia Beach, L.L.C. (“Seller”) and Assignor for the sale and purchase of the property commonly known as Landstown Commons Shopping Center Virginia Beach, Virginia and as legally described by the Agreement.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity.  By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., a Delaware corporation

By:

/s/ Mark Cosenza

Name:

Mark Cosenza

Its:

Vice President

                                                                         ASSIGNEE:

INLAND DIVERSIFIED VIRGINIA BEACH LANDSTOWN, L.L.C., a Delaware limited liability company

By:  Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By: /s/ Mary J. Pechous

Name: Mary J. Pechous

Its: Assistant Secretary